POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Joseph

Hurley, Timothy J. Matteson, Rita Myers and Harry Cooper, singly, his true and lawful attorney in fact to:

1.        execute for and on behalf of the undersigned Schedules 13D and 130, and Forms

3, 4 and 5 in accordance with Sections 13 and 16(a) of the Securities Exchange Act of

1934 and the rules thereunder;

2.        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Schedules 13D or 130,

and Forms 3, 4 or 5 and the timely filing of such Forms with the United States Securities and Exchange Commission and any other authority; and

3.        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of,

or legally required by, the undersigned, including without limitation the execution and filing of a Form 4 with respect to a transaction which may be reported on a Form 5, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as he might or could do in person, with full power of substitution and resubstitution,

hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes,

shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 or 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Lakeland Bancorp, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _21 _ day of May, 2013.

      Name: /s/ Thomas Marino